Exhibit 99.1

NextTrip’s JOURNY to Launch New Wedding Series “I DO: In Destination” Hosted by Former Bachelor Star, Podcaster and Celebrity Ben Higgins

A Cinematic Wedding Series Built for Today’s Creator-Driven Attention Economy, Blending Love, Culture and Travel with JOURNY’s Content-to-Commerce Engine

Santa Fe, NM – February 19, 2026 – NextTrip, Inc. (NASDAQ: NTRP) (“NextTrip,” “we,” “our,” or the “Company”), a technology-forward media and travel company defining the intersection of Media and Travel, today announced that its global travel network JOURNY has committed production on “I DO: In Destination,” an all-new eight-episode wedding series hosted by The Bachelor star Ben Higgins.

Each one-hour episode will follow a real couple during the final week leading up to their destination wedding, filmed at luxury all-inclusive resorts across Mexico and the Caribbean. The series showcases the full creative transformation, from décor and cuisine to fashion, music, and cultural immersion, curated by world-class planners, artisans, and resort teams.

Hosted by Ben Higgins

As a beloved national television personality, entrepreneur, and host from ABC’s The Bachelor franchise, Ben Higgins brings emotional resonance, cultural relevance, and millions of loyal followers to the series. His personal brand is rooted in authenticity and human connection, making him the ideal guide to lead couples through the emotional, cultural, and inspirational journey of destination weddings.

“Being part of this series feels like the next evolution of what I love most, real stories, real emotion, and celebrating love in the most breathtaking places on earth,” said Ben Higgins. “My Bachelor experience introduced me to a worldwide audience, but “I DO: In Destination” gives me the chance to connect on a deeper level, helping couples turn their dream wedding into a once-in-a-lifetime journey. I’m excited to host a show that brings heart, culture, and travel together so beautifully.”

A JOURNY Original

JOURNY continues to expand its slate of Originals, supported by an award-winning team of creators, producers, and editors with deep experience in lifestyle, travel, and character-driven storytelling. This creative bench gives JOURNY an enviable position in the industry, able to produce authentic, premium-quality programs at scale, while remaining rooted in the cultural nuances and emotional arcs that resonate with modern viewers. “I DO: In Destination” builds on this momentum, joining a growing pipeline of JOURNY Originals designed to inspire travel discovery and fuel NextTrip’s content-to-commerce ecosystem.

Couples are selected through a global social casting campaign using #IDOINDESTINATION, inviting submissions via Instagram, Facebook and TikTok in a format intentionally designed to spark organic engagement, viral shareability, and audience participation.

A Series Engineered for Today’s Attention Economy

“I DO: In Destination” is built around the cultural shift reshaping entertainment, travel, and commerce:

●	Creator culture drives storytelling, inspiration, and brand discovery
●	Gen Z consumes content across five screens at once, rewarding authenticity, emotion, and participation
●	Audiences no longer just watch, they interact, remix, share, and influence the narrative

NextTrip’s award-winning creator teams and production partners are designing “I DO” as a multi-layered content experience that blends:

●	Cinematic long-form storytelling
●	Creator-native short-form content
●	User-generated buzz from the casting process
●	Behind-the-scenes and vertical storytelling
●	Destination-driven visuals that cultivate travel intent and bookings

This positions “I DO: In Destination” not just as a series, but as a travel commerce catalyst.

TA Pipeline: Powering Destination Wedding Commerce

NextTrip’s TA Pipeline group travel platform is rapidly expanding its footprint in the destination wedding market, serving as a specialized sourcing and booking tool for travel agents, wedding planners, and advisors supporting large wedding groups at all-inclusive resorts. The platform enables travel professionals to source venues, manage guest bookings, negotiate group block rates, and tailor bespoke experiences for wedding parties, making it a natural extension to the “I DO” series experience.

“TA Pipeline has quickly become a preferred resource for travel advisors handling destination weddings, incentive groups, and custom resort programs,” said Amy Proost, Chief Revenue Officer of NextTrip. “What makes ‘I DO’ so powerful is that it turns emotional storytelling into actual travel behavior. With TA Pipeline integrated into our ecosystem, travel advisors and resorts can convert that emotional connection into group bookings, venue visibility, and long-term partnerships. It’s a seamless progression—from inspiration to planning to booking.”

Travel Partner Opportunity & Brand Amplification

The production format is designed to spotlight resort partners not only as locations, but as hosts, creators, and curators of the wedding journey.

“This isn’t passive placement, it’s co-branded storytelling,” Proost added. “Resorts and destinations aren’t just featured; they are showcased. Their teams, culture, craftsmanship, cuisine, venues, and service become part of the story. It’s a powerful way to elevate their brand, create emotional connection, and convert viewers into travelers. We’re offering travel partners a long-term value play, shaping awareness today and driving bookings tomorrow.”

JOURNY’s Expanding Global Reach

“I DO: In Destination” will premiere across the rapidly expanding JOURNY FAST and VOD network, now strengthened by NextTrip’s acquisition of GoUSA TV, content distribution through KC Global Media in Southeast Asia, and broader FAST availability on Samsung, LG, Roku, and others. With JOURNY, the addition of GoUSA, and the KC Global Media launch, NextTrip’s audience is now projected to reach approximately 250 million viewers in 2026.

This establishes “I DO: In Destination” as a flagship franchise within NextTrip’s media-to-commerce flywheel.

A Strategic Flywheel for Travel Commerce

“I DO: In Destination” is designed to directly power travel discovery, group booking, and commercial activation:

●	Resorts gain exposure during peak wedding planning seasons
●	TA Pipeline enables travel professionals to convert content into group sales
●	Travel agents receive tools to manage large wedding parties and guest bookings
●	Destinations gain immersive storytelling and measurable visibility
●	Viewers can explore or book featured locations directly through NextTrip

Reality travel content has already demonstrated its ability to drive measurable booking interest. Resort features on similar shows consistently lead to higher site traffic, travel inquiries, and near-term bookings. “I DO: In Destination” elevates this with deeper narrative, stronger emotional bonds, and a fully integrated group booking platform.

About NextTrip

NextTrip, Inc. (NASDAQ: NTRP) is a technology-forward travel and media company defining the intersection of media and travel. Through its owned media platforms, including JOURNY.tv and TravelMagazine.com, and its proprietary travel technology stack, NextTrip delivers an integrated inspiration-to-booking ecosystem that connects travel discovery directly to transaction and fulfillment. The Company operates a portfolio of travel brands and platforms, including Five Star Alliance, a global luxury hotel and resort booking platform; NXT2.0, its proprietary booking and payments engine; and TA Pipeline, a purpose-built group travel and meetings booking platform serving travel advisors, suppliers, and destination partners. Together, these assets enable frictionless booking across luxury FIT travel, group travel, destination weddings, conferences, and concierge-managed experiences, supported by flexible payment options such as PayDlay. By owning both the inspiration layer through premium video-led storytelling and the transaction layer through integrated booking technology, NextTrip enables travelers to move seamlessly from discovery to booking, while providing destinations, brands, and travel partners with measurable engagement, demand generation, and conversion opportunities.

For more information, visit www.nexttrip.com and investors.nexttrip.com.

Forward-Looking Statement Disclaimer

This announcement contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. For example, statements regarding the Company’s financial position, business strategy and other plans and objectives for future operations, and assumptions and predictions about future activities are all forward-looking statements. These statements are generally accompanied by words such as “intend,” anticipate,” “believe,” “estimate,” “potential(ly),” “continue,” “forecast,” “predict,” “plan,” “may,” “will,” “could,” “would,” “should,” “expect” or the negative of such terms or other comparable terminology.

The Company believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, based on information available to it on the date hereof, but the Company cannot provide assurances that these assumptions and expectations will prove to have been correct or that the Company will take any action that the Company may presently be planning. However, these forward-looking statements are inherently subject to known and unknown risks and uncertainties. Actual results or experience may differ materially from those expected or anticipated in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, regulatory policies, available cash resources, competition from other similar businesses, and market and general economic factors.

Readers are urged to read the risk factors set forth in the Company’s filings with the United States Securities and Exchange Commission at https://www.sec.gov. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

NextTrip, Inc

Richard Marshall

Director of Corporate Development

Richard.Marshall@nextTrip.com

MZ Group - MZ North America

Chris Tyson

Executive Vice President

949-491-8235

NTRP@mzgroup.us

www.mzgroup.us